                    TOLL BROTHERS, INC. & SUBSIDIARIES           EXHIBIT 11

               STATEMENT:  COMPUTATION OF EARNINGS PER SHARE

                                            Nine Months         Nine Months
                                            ended July 31    ended July 31
                                                1997              1996

Income before extraordinary loss
   per income statement                     $43,250,000        $31,659,000
Addback:  Interest on convertible
     debentures, net of income taxes          1,134,000          1,164,000

Income before extraordinary loss
  (Fully-diluted)                           $44,384,000        $32,823,000

Per share:
     Primary                                $      1.24        $       .92
     Fully-diluted                          $      1.19        $       .89

PRIMARY SHARES:
Weighted average shares outstanding          34,089,902         33,852,173

Common stock equivalents - stock options        686,922            644,004
     TOTAL                                   34,776,824         34,496,177

FULLY-DILUTED SHARES:
Weighted average shares outstanding          34,089,515         33,852,173

Common stock equivalents - stock options        884,992            653,898

Shares issuable on conversion of
     subordinated debentures                  2,344,782          2,404,382
     TOTAL                                   37,319,289         36,910,453


                                             Three Months      Three Months
                                            ended July 31    ended July 31
                                                1997              1996

Income before extraordinary loss
   per income statement                     $16,550,000       $ 15,413,000
Addback:  Interest on convertible
     debentures, net of income taxes            378,000            379,000

Income before extraordinary loss
   (Fully diluted)                          $16,928,000       $ 15,792,000

Earnings per share:
     Primary                                $      0.47        $      0.45
     Fully Diluted                          $      0.45        $      0.43

PRIMARY SHARES:
Weighted average shares outstanding          34,199,823         33,908,619

Common stock equivalents - stock options        655,716            526,355
     TOTAL                                   34,855,539         34,434,974

FULLY-DILUTED SHARES:
Weighted average shares outstanding          34,199,823         33,908,619
Common stock equivalents - stock options        877,288            526,290
Shares issuable on conversion of
     subordinated debentures                  2,344,782           2,344,782
     TOTAL                                   37,421,893          36,779,691